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EXHIBIT 99.1

Dot Hill Systems Changes State of Incorporation

    CARLSBAD, Calif.—September 25, 2001—Dot Hill Systems Corp. (NYSE: HIL), a leading supplier of carrier-class data storage and storage area network (SAN) solutions, today announced that it has completed its reincorporation from New York to Delaware effective as of September 19, 2001. Dot Hill's stockholders approved the reincorporation at the Company's 2001 Annual Meeting.

    Dot Hill is a leading independent provider of carrier-class data storage solutions and services. With SANnet solutions that include storage area networks, NEBS Level 3 certified systems for Telco and Internet operations, and world-class service capabilities, Dot Hill is uniquely positioned to address the storage requirements of mission-critical continuous computing environments. Dot Hill's customers include many of the world's leading Internet service providers, financial institutions, advanced technology and telecommunications companies, and government agencies. Dot Hill is an ISO 9002 certified company, and its Web site is www.dothill.com.

    Dot Hill, the Dot Hill logo, and SANnet are all trademarks of Dot Hill Systems Corp. All other products and names mentioned herein are trademarks or registered trademarks of their respective owners.

    Certain statements contained in this press release regarding matters that are not historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that contribute to the uncertain nature of the forward-looking statements include: global economic weakness and volatility, rapid technological change, the possibility of new product introductions by competitors and any unforeseen technological, intellectual property or engineering issues and changing customer preferences. However, there are many other risks not listed here that may affect the future business of Dot Hill, as well as the forward-looking statements contained herein. To learn about such risks and uncertainties, you should read the risk factors set forth in the forms 10-K and 10-Q recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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